UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2011

Hanmi Financial Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30421 (Commission File Number)	95-4788120 (IRS Employer Identification No.)

3660 Wilshire Boulevard, Ph-A Los Angeles, California (Address of Principal Executive Offices)	90010 (Zip Code)

Registrant’s telephone number, including area code: (213) 382-2200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) and (c).   Departure of Directors or Certain Officers; Election of Directors; Appointment of

                                      Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2011, following the receipt of notices of non-disapproval from the California Department of Financial Institutions and Federal Reserve Board, the Board of Directors of Hanmi Financial Corporation and Hanmi Bank (collectively “Hanmi”) appointed Lonny D. Robinson, age 54, to serve as the Executive Vice President and Chief Financial Officer of Hanmi effective immediately, removing the “interim” designation from Mr. Robinson’s position.

Mr. Robinson had joined Hanmi on October 11, 2011, as Interim Chief Financial Officer pending final bank regulatory approval. Further information regarding Mr. Robinson is set forth under paragraphs 3, 4 and 5 of Item 5.02 of that Form 8-K filed with the Securities and Exchange Commission on October 11, 2011, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

99.1	Press Release dated October 20, 2011, issued by Hanmi Financial Corporation relating to the appointment of Mr. Lonny Robinson as Chief Financial Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2011	HANMI FINANCIAL CORPORATION

	By:	/s/ Jay S. Yoo
	Name:	Jay S. Yoo
	Title:	President and Chief Executive Officer